Exhibit 99.1

Clene Reports First Quarter 2022 Financial Results and Recent Operating Highlights

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Cash, cash equivalents, restricted cash and marketable securities of $36.6 million as of March 31, 2022
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Additional data from RESCUE-ALS presented at 2022 AAN Annual Meeting and MDA Clinical & Scientific Conference; Results show significant survival benefit in participants who entered open-label extension study
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Top-line results from studies in ALS, MS and COVID-19 programs expected in third quarter

SALT LAKE CITY, May 9, 2022 -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease, today reported its first quarter 2022 and recent operating highlights.

“As we approach the second half of 2022, we expect to report data readouts for our lead asset, CNM-Au8®, for the treatment of both ALS and MS,” said Rob Etherington, President and CEO of Clene. “Positive results from the Healey ALS Platform Trial would bring this potential new treatment option one step closer for people living with ALS.”

First Quarter 2022 and Recent Operating Highlights

CNM-Au8®, a gold nanocrystal suspension, for the treatment of amyotrophic lateral sclerosis (ALS)

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Top-line data from the HEALEY ALS Platform Trial, led by the Sean M. Healey & AMG Center for ALS at Massachusetts General Hospital, are expected in the third quarter of this year.
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Top-line results from the RESCUE-ALS Phase 2 clinical trial were reported in November 2021. Results demonstrated clinically meaningful benefits in people with early ALS.
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Additional data from the RESCUE-ALS open-label extension were presented in a late breaker session at the American Academy of Neurology Annual Meeting (April 2022). The data demonstrate a 70% survival benefit among ALS patients who entered the open-label extension (n=36, 90% of those eligible). The presentation is available in the Scientific Posters & Presentations section of the Clene website.
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Updated clinical trial results from RESCUE-ALS and REPAIR were presented at the Muscular Dystrophy Association Clinical & Scientific Conference (March 2022).
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Clene continues to support expanded access programs, providing CNM-Au8 treatment at four clinical sites for up to 55 total participants with ALS.

CNM-Au8 for the treatment of multiple sclerosis (MS)

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Clene has initiated a second cohort of the more severe non-active, progressive MS population in the REPAIR-MS Phase 2 clinical trial to confirm target engagement following the target engagement demonstrated in the first cohort of relapsing MS patients.
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Unblinded data from the VISIONARY-MS Phase 2 clinical trial data are targeted for the third quarter of 2022. VISIONARY-MS concluded early due to pandemic-related enrollment challenges. Clene will utilize the available data collected from up to 48 weeks of clinical visits to better understand the efficacy and safety profile of CNM-Au8 and to inform further clinical development in MS.
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Updated blinded interim data from VISIONARY-MS and results from REPAIR-MS Phase 2 trials were presented at the Americas Committee for Treatment and Research in Multiple Sclerosis Forum 2022 (February 2022).

CNM-ZnAg for the treatment of COVID-19

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Top-line results for the ZnAg COVID Phase 2 clinical trial in acutely symptomatic, non-hospitalized COVID-19 patients in Brazil are expected in the third quarter of 2022.

First Quarter 2022 Financial Results

Clene’s cash, cash equivalents, restricted cash and marketable securities totaled $36.6 million as of March 31, 2022, compared to $50.3 million as of December 31, 2021. Clene expects that its cash as of March 31, 2022, will be sufficient to fund its operations into the second quarter of 2023.

Research and development expenses were $8.6 million for the quarter ended March 31, 2022, compared to $6.3 million for the same period in 2021. The year-over-year increase is primarily attributable to the development of CNM-Au8 and CNM-ZnAg (including the rapid completion of the COVID study due to a viral wave leading to increased patient recruitment), rent expense for the newly-leased facility in Elkton, Maryland, and personnel expenses due to increased headcount as a result primarily of increased manufacturing hours, partially offset by decreased stock-based compensation expense.

General and administrative expenses were $4.8 million for the quarter ended March 31, 2022, compared to $5.4 million for the same period in 2021. The year-over-year decrease is primarily attributable to decreased finance, accounting and consulting fees after completing the Reverse Recapitalization and related activities in early 2021 and filing a registration statement on Form S-1, and decreased stock-based compensation, partially offset by an increase in personnel compensation due to increased headcount and increased public relations and investor relations efforts.

Clene reported a net loss of $13.4 million, or $0.21 per share, for the quarter ended March 31, 2022, compared to a net loss of $39.8 million, or $0.66 per share, for the same period in 2021. Included in net loss for the quarter ended March 31, 2022, is an unrealized loss from the change in fair value of contingent earn-out liabilities of $28.6 million, compared to $69,000 in the current year period.

About Clene

Clene is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease by targeting energetic failure, an underlying cause of many neurological diseases. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

About CNM-Au8®

CNM-Au8 is an oral suspension of gold nanocrystals developed to restore neuronal health and function by increasing energy production and utilization. The catalytically active nanocrystals of CNM-Au8 drive critical cellular energy producing reactions that enable neuroprotection and remyelination by increasing neuronal and glial resilience to disease-relevant stressors. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc.

About CNM-ZnAg

CNM-ZnAg, a proprietary zinc-silver ionic solution, has demonstrated broad antiviral and antimicrobial activity.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include our substantial dependence on the successful commercialization of our drug candidates, if approved, in the future; our inability to maintain the listing of our common stock on Nasdaq; our significant net losses and net operating cash outflows; our ability to demonstrate the efficacy and safety of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved; our ability to obtain and maintain protection of intellectual property for our technology and drugs; our reliance on third parties to conduct drug development, manufacturing and other services; our limited operating history and our ability to obtain additional funding for operations and to complete the licensing or development and commercialization of our drug candidates; the impact of the COVID-19 pandemic on our clinical development, commercial and other operations; changes in applicable laws or regulations; the effects of inflation; the effects of staffing and materials shortages; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact	Investor Contact
Erica Fiorini, Ph.D., or David Schull	John Woolford
Russo Partners, LLC	Managing Director, Westwicke
Erica.fiorini@russopartnersllc.com	clene@westwicke.com
David.schull@russopartnersllc.com	+1-443-213-0506
+1-212-845-4253

Source: Clene Inc.

CLENE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue	$7	$199
Royalty revenue	23	14
Total revenue	30	213
Operating expenses:
Cost of revenue	—	243
Research and development	8,580	6,275
General and administrative	4,786	5,390
Total operating expenses	13,366	11,908
Loss from operations	(13,336)	(11,695)
Other income (expense), net:
Interest expense	(782)	(551)
Gain on extinguishment of notes payable	—	647
Gain on termination of lease	420	—
Change in fair value of common stock warrant liability	(18)	—
Change in fair value of Clene Nanomedicine contingent earn-out	(57)	(25,610)
Change in fair value of Initial Stockholders contingent earn-out	(12)	(2,961)
Australia research and development credit	299	339
Other income, net	132	3
Total other income (expense), net	(18)	(28,133)
Net loss before income taxes	(13,354)	(39,828)
Income tax benefit	—	72
Net loss	(13,354)	(39,756)

Other comprehensive income (loss):
Unrealized loss on available-for-sale securities	(50)	—
Foreign currency translation adjustments	50	24
Total other comprehensive income (loss)	—	24
Comprehensive loss	$(13,354)	$(39,732)

Net loss per share-- basic and diluted	$(0.21)	$(0.66)
Weighted average common shares used to compute basic and diluted net loss per share	62,852,863	60,670,932

CLENE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$12,930	$50,288
Marketable securities	23,586	—
Accounts receivable	—	49
Inventory	38	41
Prepaid expenses and other current assets	3,393	1,968
Metals to be used in research and development	2,502	2,237
Total current assets	42,449	54,583
Restricted cash	58	58
Right-of-use assets	4,940	3,250
Property and equipment, net	5,914	5,172
TOTAL ASSETS	$53,361	$63,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,313	$1,923
Accrued liabilities	1,541	3,610
Operating lease obligations, current portion	473	347
Finance lease obligations, current portion	139	146
Total current liabilities	5,466	6,026
Operating lease obligations, net of current portion	5,766	4,370
Finance lease obligations, net of current portion	72	97
Notes payable	14,712	14,484
Convertible notes payable	4,655	4,598
Common stock warrant liability	187	474
Clene Nanomedicine contingent earn-out	18,157	18,100
Initial Stockholders contingent earn-out	2,329	2,317
TOTAL LIABILITIES	51,344	50,466
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.0001 par value: 150,000,000 shares authorized; 63,246,545 and 62,312,097 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	6	6
Additional paid-in capital	178,433	175,659
Accumulated deficit	(176,655)	(163,301)
Accumulated other comprehensive income	233	233
TOTAL STOCKHOLDERS’ EQUITY	2,017	12,597
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,361	$63,063